SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:
☐    Preliminary proxy statement
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☐    Definitive additional materials
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Semitool, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SEMITOOL, INC.

Notice of Annual Meeting of Shareholders
To Be Held March 5, 2009

To the Shareholders of Semitool, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Semitool, Inc., a Montana corporation (the “Company”), will be held at Semitool, Inc. located at 655 West Reserve Drive, Kalispell, Montana 59901, at 2:30 p.m., local time, on March 5, 2009, for the following purposes:

        1.     ELECTION OF DIRECTORS. To elect eight directors of the Company to serve until the 2010 Annual Meeting of Shareholders or until their successors are elected and qualified.

        2.     APPROVAL OF STOCK OPTION EXCHANGE PROGRAM. To approve a stock option exchange program for employees holding underwater options.

        3.     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. To ratify the appointment of Grant Thornton LLP as the independent registered public accountants for the Company for the fiscal year ending September 30, 2009.

        4.     OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.

        The Board of Directors has fixed the close of business on January 9, 2009 as the record date for determining the shareholders entitled to notice of and to vote at the 2009 Annual Meeting of Shareholders and any adjournment or postponement thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY VOTE BY SIGNING, DATING AND MAILING THE PROXY CARD. INSTRUCTIONS REGARDING THESE THREE METHODS OF VOTING ARE CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

By Order of the Board of Directors, /s/Raymon F. Thompson —————————————— Raymon F. Thompson Chairman of the Board and Chief Executive Officer

Kalispell, Montana
January 22, 2009

SEMITOOL, INC.

655 West Reserve Drive
Kalispell, Montana 59901

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to the shareholders of Semitool, Inc., a Montana corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies for use in voting at the 2009 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on March 5, 2009, at Semitool, Inc. located at 655 West Reserve Drive, Kalispell, Montana 59901, at 2:30 p.m., local time, and any adjournment or postponement thereof.

Internet Availability of Proxy Materials

        Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On January 22, 2009, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2008. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. This new process is designed to expedite shareholders’ receipt of proxy materials and lower the cost of the annual meeting. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

        You are entitled to vote at the meeting if you were a holder of record of the Company’s common stock at the close of business on January 9, 2009. On January 22, 2009, shareholders entitled to vote at the meeting will be able to access an electronic version of a proxy card, this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 at http://www.cfpproxy.com/5700.

Information About Voting

        Shareholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

  By Telephone — Shareholders located in the United States can vote by telephone by calling
  1-866-242-2542 and following the instructions;

  By Internet — You can vote over the Internet at https://www.proxyvotenow.com/smtl and following the instructions; or

  By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 3:00 a.m. (EDT) on March 5, 2009.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

        If you vote by proxy, the individuals named on the proxy card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

  FOR the election of the 8 nominees for directors;

  FOR the approval of a stock option exchange program for employees holding underwater options; and

  FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for fiscal year 2009.

        You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to the Company’s General Counsel and Secretary, Richard Hegger, prior to the Annual Meeting. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Solicitation Costs

        The Company will bear the costs of the solicitation of proxies, including the preparation, assembly, printing and mailing the Notice, this Proxy Statement, the proxy card and any additional solicitation material that we may provide to shareholders. In addition, we also may pay the reasonable expenses of brokerage firms, fiduciaries and custodians for forwarding the solicitation material to the beneficial owners of the shares held by them. The Company may conduct further solicitation personally, by telephone, over the Internet or otherwise through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

Quorum and Votes Required to Take Action

        The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is January 9, 2009. As of January 9, 2009, there were 32,724,926 shares of the Company’s common stock outstanding. The presence at the Annual Meeting of holders of a majority of the shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director nominees as he or she may designate. The eight nominees for director who obtain the greatest number of votes, on a cumulative basis, will be elected as directors. The approval of Proposal 2 and the ratification of Proposal 3 will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

        An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

Householding of Annual Meeting Materials

        The SEC’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only the Notice or set of Annual Meeting materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Semitool, Inc. (Legal Department) at 1-406-752-2107 or in writing at Semitool, Inc., Legal Department, 655 West Reserve Drive, Kalispell, Montana 59901.

        If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notice or Annual Meeting materials for your household, please contact Semitool at the above phone number or address.

Other Business to be Considered

        The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, including any shareholder proposal omitted from the Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, your proxies will act on such matter in their discretion.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Eight directors will be elected at the Annual Meeting to serve until the 2010 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director’s earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the additional vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the eight nominees for director who receives the greatest number of votes will be elected.

        Set forth below is the age and certain biographical information relating to the director nominees, all of whom currently are directors of the Company and were elected to serve on the Board at the 2008 Annual Meeting of Shareholders.

        Raymon F. Thompson, age 67, founded Semitool in 1979 and serves as Chairman and Chief Executive Officer. Mr. Thompson holds a number of patents in the semiconductor industry and has been directly involved in the design and commercialization of the Company’s current suite of semiconductor equipment.

        Howard E. Bateman, age 74, has served on the Company’s Board of Directors since 1990. Mr. Bateman formerly owned and operated Entech, a Pennsylvania company that was an independent sales representative for the Company’s products from 1979 to 1996. Mr. Bateman is Chairman of the Company’s Compensation Committee.

        Donald P. Baumann, age 74, has served on the Company’s Board of Directors since 2003. Mr. Baumann currently is a consultant to the semiconductor equipment industry. From 1994 through 2001 he served as President of the semiconductor equipment manufacturer, SEZ North America, a subsidiary of The SEZ Group of Zurich, Switzerland. Earlier in his career he held senior management positions in worldwide sales and marketing for other companies in the semiconductor industry. Mr. Baumann is a member of the Company’s Compensation Committee.

        Timothy C. Dodkin, age 59, has been employed by the Company since 1985 and has served on the Company’s Board of Directors since 1998. Mr. Dodkin served as the Company’s European Sales Manager from 1985 to 1986, when he became Senior Vice President, Managing Director of Semitool Europe, Ltd. From September 2001 to June 2003 he was the Company’s Senior Vice President, Global Sales and Marketing and from June 2003 to present he has served as Executive Vice President. Prior to joining the Company, Mr. Dodkin worked at Cambridge Instruments, a semiconductor equipment manufacturer, for ten years in national and international sales.

        Daniel J. Eigeman, age 74, has served on the Company’s Board of Directors since 1985. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., and from 1993 to 1999 was a shareholder of Junkermier, Clark, Campanella, Stevens, P.C., both accounting firms. Mr. Eigeman, a certified public accountant, is a member of the Company’s Audit Committee.

        Charles P. Grenier, age 59, has served on the Company’s Board of Directors since 2003. Mr. Grenier was Executive Vice President of Plum Creek Timber Company, a New York Stock Exchange listed company, from 1994 to 2000, and he was a director of that company from 1995 to 2000. Mr. Grenier graduated from Stanford University with a bachelor of arts in economics and holds a masters of business administration from Harvard University. Mr. Grenier is a member of the Company’s Audit Committee.

        Steven C. Stahlberg, age 42, has served on the Company’s Board of Directors since 2004. Mr. Stahlberg, a certified public accountant, is a founder of Stahlberg & Sutherland, CPAs, which specializes in management advisory services, cash flow analysis and forecasting, and employee relations. Prior to forming his firm, he worked extensively in governmental and nonprofit auditing as well as management advisory services. Mr. Stahlberg is the Chairman of the Company’s Audit Committee.

        Steven R. Thompson, age 45, is the owner of a small business in the outdoor recreation market. Prior to starting this business in 1997, Mr. Thompson worked at the Company from 1982 to 1997, his last position being Vice President and General Manager of the Thermal Products Division.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

Relationships Among Directors or Executive Officers

        Mr. Raymon F. Thompson, our Chairman and Chief Executive Officer, is the father of Mr. Steven R. Thompson, a director nominee. There are no other family relationships among any of the directors or executive officers of the Company.

Board Independence

        A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The NASDAQ Stock Market (“NASDAQ”). The Board of Directors has affirmatively determined that all of the director nominees are independent under the applicable NASDAQ listing standards except for Messrs. R. Thompson and Dodkin, who are executive officers of the Company and, consequently, are not considered “independent”, and Mr. S. Thompson, who is the son of Mr. R. Thompson. The Board holds executive sessions where only the “independent directors” are in attendance so that any topic can be discussed outside the presence of directors that also are executive officers. There were three formal executive sessions of the independent directors during the fiscal year ended September 30, 2008.

Meetings and Committees of the Board of Directors

        During the fiscal year ended September 30, 2008, the Board met four times. The Board has two committees: the Audit Committee and the Compensation and Stock Option Committee (the “Compensation Committee”). The functions of a nominating committee are performed by the entire Board. During the fiscal year ended September 30, 2008, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

        The Audit Committee held six formal meetings in the fiscal year ended September 30, 2008 and has as its members Messrs. Stahlberg, Eigeman and Grenier. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) system of internal controls; and (3) annual independent audit of the Company’s financial statements. See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

        The Audit Committee operates under a Charter approved by the Board of Directors. The current Charter is attached to the Company’s 2006 Proxy Statement (Schedule 14A) filed with the SEC on January 20, 2006 and a copy of the Charter is posted on the Company’s website at www.semitool.com. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) (“Rule 4200(a)(15)”) of the Marketplace Rules of NASDAQ and the standards for independence set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        The Board of Directors has determined that at least one member of the Audit Committee is a “financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. Mr. Stahlberg is both a “financial expert” within the meaning of such regulation and is also “independent” within the meaning of the NASDAQ Marketplace Rules. Mr. Stahlberg is a certified public accountant and has served on the Company’s Board of Directors and Audit Committee since 2004. Mr. Stahlberg is a founder of Stahlberg & Sutherland, CPAs, which specializes in management advisory services, cash flow analysis and forecasting, and employee relations. Prior to forming his firm, he worked extensively in governmental and nonprofit auditing as well as management advisory services. In the course of his career, Mr. Stahlberg acquired (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

        The Board of Directors also considers Mr. Eigeman and Mr. Grenier to be “financial experts”, but has elected to designate Mr. Stahlberg as a “financial expert” for purposes of Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

        The information regarding the Charter of the Audit Committee and the independence of the members of the Audit Committee provided in the preceding paragraphs shall not be deemed to be “soliciting material,” or deemed “filed” with the Commission and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general language to the contrary.

        The Compensation Committee held one formal meeting in the fiscal year ended September 30, 2008 and had as its members Messrs. Bateman and Baumann. The Compensation Committee functions are to establish and apply the Company’s compensation policies with respect to the Board and the Company’s executive officers, approve any and all benefits, conduct an annual review of the compensation of each senior executive and make recommendations to the Board regarding the compensation of the Chief Executive Officer as described under “Chief Executive Officer Compensation-Compensation Discussion and Analysis.” Additionally, the Compensation Committee administers the Company’s 2007 Stock Incentive Plan and performs such other duties as may from time to time be determined by the Board. The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. See “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.”

        The function of a nominating committee is performed by the entire Board of Directors. In addition, the Articles of Incorporation of the Company specify procedures for shareholders to nominate one or more persons for election as directors at an annual meeting. The Board of Directors has not considered adopting a written charter or policy for considering nominees recommended by shareholders in addition to those procedures already contained in the Articles of Incorporation of the Company. All of the directors are “independent” within the meaning of the independence requirements of Rule 4200(a)(15) of the NASDAQ Marketplace Rules, except for Messrs. R. Thompson, S. Thompson and T. Dodkin. A vote of a majority of the independent directors on the Board are required for the nomination or appointment of any person to the Board.

        In reviewing potential candidates for the Board, the Board considers the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Company retains Management Technologies, Inc., to provide a “personality” profile of the candidate obtained from a written response sheet. This profile report may be used in the selection process. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

        The Board did not receive, by a date not later than the 120th calendar day before the date of the Company’s proxy statement released to the shareholders in connection with the previous year’s annual meeting, a recommended nominee from a shareholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of shareholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock.

Code of Conduct

        The Board of Directors has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the SEC and the applicable NASDAQ listing standards. A copy of the Code of Conduct is posted on the Company’s website at www.semitool.com. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Conduct.

Communication between Shareholders and Directors

        The Board of Directors does not currently have a formal process for shareholders to send communications to it. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board of Directors or by individual directors, as applicable, and that timely and appropriate responses are provided. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. Shareholders wishing to formally communicate with the Board of Directors may send communications directly to Raymon F. Thompson, Chairman of the Board, c/o Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901.

Compensation Committee Interlocks and Insider Participation

        Messrs. Bateman and Baumann, both of whom are “independent” under the applicable NASDAQ listing standards, served on the Compensation Committee during fiscal year 2008. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. There were no interlocks or insider participation between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of another company.

Director Attendance at Annual Meeting

        It is the policy of the Company and Board of Directors that all directors attend the Annual Meeting of Shareholders and be available for questions from the shareholders. All sitting directors nominated for election were in attendance at the 2008 Annual Meeting of Shareholders. It is anticipated that all directors nominated for election at the 2009 Annual Meeting of Shareholders also will be in attendance at that meeting.

Compensation of Directors

        Upon becoming a member of the Board, non-employee directors receive restricted stock awards for 500 shares of Common Stock, and thereafter receive on an annual basis restricted stock awards for 500 shares of Common Stock if re-elected to the Board. The Company’s non-employee directors also receive an $8,000 quarterly fee, but do not receive any additional amounts for Board meetings attended. Members of the Audit Committee (other than the Chairman) receive an additional $1,500 quarterly fee and members of the Compensation Committee receive an additional $500 quarterly fee, respectively, for service on those committees. The Chairman of the Audit Committee receives an additional $2,500 quarterly fee. All non-employee directors are reimbursed for expenses incurred in connection with attending Board and committee meetings. Employee directors of the Company do not receive compensation for their services as directors. Mr. Steven R. Thompson, a non-employee nominee for the Board, did not accept any compensation during fiscal year 2008 for his services as a director and has indicated that he will not accept any compensation for his service as a director during the coming fiscal year.

        At the November 18, 2008 quarterly meeting of the Board of Directors, a resolution was unanimously adopted to reduce the fees of the directors by 10% until such time as economic conditions permit a reinstatement of such reduction.

        The following table sets forth certain information concerning the compensation of the Company’s non-employee directors for the fiscal year ended September 30, 2008:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Howard E. Bateman	34,000	5,253	--	--	42,000	81,253
Donald P. Baumann	34,000	5,253	--	--	2,983	42,236
Daniel J. Eigeman	38,000	5,253	--	--	--	43,253
Charles P. Grenier	38,000	5,253	--	--	--	43,253
Steven C. Stahlberg	42,000	5,253	--	--	--	47,253

(1)	In addition to the quarterly $8,000 fee paid to each non-employee director, the following committee fees were paid: Audit Committee chair- $2,500 per quarter to Mr. Stahlberg; Audit Committee members- $1,500 per quarter to Mr. Eigeman and Mr. Grenier; Compensation Committee members- $500 per quarter to Mr. Bateman & Mr. Baumann.

(2)	Amount shown for fiscal 2008 is the expense recognized in the Company’s financial statements, without any reduction for risk of forfeiture, under Statements of Financial Accounting Standards (SFAS) No. 123(R) “Share-Based Payment” SFAS 123(R) for each director’s outstanding restricted stock and stock options. Assumptions used in determining the fair values of the option awards are set forth in the “Employee Benefit and Stock Option Plans” footnote of the Company’s financial statements included in its annual report on Form 10-K for fiscal 2008, which is incorporated herein by reference.

(3)	Included in Other Compensation are amounts paid for consulting services. Mr. Bateman and Mr. Baumann each have experience in the semiconductor industry and are paid consulting fees for advice related to the semiconductor industry, which consulting services are unrelated to their respective roles as directors of the Company.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of the Record Date for (i) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group. The address of each of the persons in this table not otherwise provided is c/o Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901.

Name and Address of Beneficial Owner (1)	Number of Shares Owned (#) (2)	Right to Acquire (#) (3)	Total (#)	Percent of Class (1)
Raymon F. and Ladiene A. Thompson (4)	9,845,918	--	9,845,918	30.3%
Howard E. Bateman	13,000	20,000	33,000	*
Donald P. Baumann	1,000	9,000	10,000	*
Daniel J. Eigeman	14,800	14,000	28,800	*
Charles P. Grenier	3,000	9,000	12,000	*
Steven C. Stahlberg	1,150	7,000	8,150	*
Steven R. Thompson (5)	7,000	--	7,000	*
Larry E. Murphy	48,313	179,999	228,312	*
Timothy C. Dodkin	53,721	116,500	170,221	*
Larry A. Viano	13,650	38,750	52,400	*
Herbert Oetzlinger	10,000	53,250	63,250	*
All directors and executive officers as a group (15 persons)	10,054,373	581,074	10,635,447	31.9%

Artis Capital Management, L.P. (6)	3,554,185	--	3,554,185	10.9%
One Market Plaza, Spear Street Tower, Suite 1700
San Francisco, CA 94105
Royce & Associates, LLC (7)	3,320,735	--	3,320,735	10.1%
1414 Avenue of the Americas,
New York, NY 10019
Wells Fargo & Company (8)	3,141,098	--	3,141,098	9.6%
420 Montgomery Street
San Francisco, CA 94104
T. Rowe Price Associates, Inc. (9)	1,895,900	--	1,895,900	5.8%
100 E. Pratt Street
Baltimore, MD 21202

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Excludes shares that may be acquired through the exercise of outstanding options.

(3)	Represents shares that an individual has a right to acquire within 60 days of January 9, 2009.

(4)	Includes 160,000 shares held in the name of the Floyd Foundation Trust, of which Mr. R. Thompson is the trustee.

(5)	Mr. S. Thompson is the custodian for 7,000 shares of stock held in the name of four minor children.

(6)	Based on a Schedule 13-G filed with the Commission on February 14, 2008, Artis Capital Management, L.P., a California corporation, has shared voting power and shared dispositive power with respect to 3,554,185 shares of the Company’s Common Stock.

(7)	Based on a Schedule 13-G filed with the Commission on January 25, 2007, Royce & Associates, LLC, a New York corporation, has sole voting power and sole dispositive power with respect to 3,320,735 shares of the Company’s Common Stock.

(8)	Based on a Schedule 13-G filed with the Commission on February 6, 2008, Wells Fargo & Company, a Delaware corporation, has sole or shared dispositive power or sole voting power with respect to 3,141,098 shares of the Company’s Common Stock.

(9)	Based on a Schedule 13-G filed with the Commission on February 14, 2008, T. Rowe Price Associates, Inc., a Maryland corporation, has sole voting and sole dispositive power with respect to 1,895,900 shares of the Company’s Common Stock.

PROPOSAL NO. 2
APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES

        The Board of Directors has determined that it would be in the best interest of the Company to implement a stock option exchange program for all current employees of the Company and its subsidiaries (including the executive officers of the Company) who hold non-qualified and incentive stock options (the “Option Exchange Program”). The options subject to the Option Exchange Program were granted under the Company’s 1994 Stock Option Plan (the “1994 Plan”), the 2004 Stock Option Plan (the “2004 Plan”) and the 2007 Stock Incentive Plan (the “2007 Plan”). They will be exchanged for either options, restricted stock awards or restricted stock units under the Company’s 2007 Plan.

        Nasdaq Marketplace Rule 4350 (as interpreted by Nasdaq Interpretative Manual IM-4350-5) requires shareholder approval of a repricing of options issued under an equity compensation plan unless the equity compensation plan under which the options in question were issued expressly permits the Company to reprice outstanding options. The 1994 Plan allows exchanges of options, but is silent as to the issue of repricings. Section 2(c) of the 2004 Plan and Section 4(b)(vi) of the 2007 Plan both require the approval of the shareholders of the Company for any repricing of options. Consequently, the Board of Directors seeks shareholder approval of the Option Exchange Program, as described herein, and the specific resolution stipulated below.

        The Company’s compensation philosophy is intended to attract, retain and motivate employees using an appropriate mix and various levels of cash and equity compensation. Stock options for the Company’s employees are very important in the implementation of this philosophy. The decline over recent months in the Company’s stock price has posed a major challenge to the overall goal of retaining and motivating employees upon whom the Company and shareholders rely to help move the Company forward in these challenging times. Many of the stock options that were granted under the 1994 Plan, the 2004 Plan and the 2007 Plan now have exercise prices that are significantly higher than the trading price of the Company’s common stock and, as such, are ineffective as retention or incentive tools for future performance. As of January 9, 2009, the Record Date for the Annual Meeting of Shareholders, employees held stock options to purchase 1,384,031 shares (593,471 pursuant to the 1994 Plan, 748,560 pursuant to the 2004 Plan and 42,000 pursuant to the 2007 Plan) of the Company’s common stock with exercise prices above the fair market value of the Company’s common stock on that date ($2.99 per share). These options are referred to as the “Underwater Options.” The weighted average price of the Underwater Options is $8.11 per share. The Board of Directors has determined that the magnitude of this problem weakens significantly the effectiveness of the Company’s long-term incentive program and detracts from the effectiveness of overall compensation.

        The following table summarizes information about stock options outstanding at January 9, 2009:

	Options Outstanding
Range of Exercise Prices	Number of Shares	Weighted Average Exercise Price
$ 3.28 - $ 4.88	219,141	$ 4.18
$ 6.95 - $10.27	954,965	$ 8.18
$ 10.50 - $14.19	191,425	$11.31
$ 15.88 - $19.25	18,500	$17.76

	1,384,031	$ 8.11

        The Board of Directors believes that an Option Exchange Program is recommended to help reinstate the retention and motivational value of the Company’s equity compensation program and to balance the interests of employees and shareholders, by offering employees an opportunity to exchange Underwater Options for options, restricted stock awards or restricted stock units (to be determined by the Board of Directors at the time of the implementation of the Option Exchange Program) based on the following parameters:

  Options exchanged under the Option Exchange Program will reduce the overall number of shares underlying outstanding options (the "overhang").

  Exchange ratios will be set with the intention that each new stock option, restricted stock award or restricted stock unit will have a value that is equal to the value (established in accordance with a generally accepted option valuation method discussed below) of the exchanged stock option. This is referred to as a "value-for-value" exchange which should have a neutral impact on the Company's financial statements.

  The expiration date of any new option issued in replacement of the tendered option will be identical to the expiration date of the exchanged option. The vesting schedule for the new grant will be the same as the exchanged option.

  The exchange of options under the Option Exchange Program will be a non-taxable event for U.S. Federal income tax purposes, both from the perspective of the Company and the employee.

  Participation in the Option Exchange Program will be entirely at the election of the employee; any employee who chooses not to participate will continue to hold his or her current stock options.

        Set forth below is a summary of the Option Exchange Program proposed for approval by the shareholders of the Company.

Description of Option Exchange Program

        1. Offer to Exchange Options.  Under the proposed Option Exchange Program, Employees will be given the opportunity to exchange their Underwater Options for either new stock options, restricted stock awards or restricted stock units issued under the 2007 Plan as determined by the Board of Directors (such stock options, restricted stock awards or restricted stock units being referred to as the “Exchange Grant”).

        If the Option Exchange Program is approved by the shareholders, the Board of Directors will determine whether and when to initiate or terminate the Option Exchange Program or any exchange offer made to implement the Option Exchange Program. The Option Exchange Program may be implemented by one or more separate exchange offers prior to September 30, 2009, at the discretion of the Board of Directors; however, in no event may more than one offer to exchange be made for any outstanding option. Under any exchange offer, the Exchange Grant will be granted pursuant to the 2007 Plan.

        Participation in the Option Exchange Program will be voluntary. Because the Option Exchange Program is structured as a “value-for-value” exchange, an employee will receive options, restricted stock awards or restricted stock units that represent fewer underlying shares than the options surrendered. Consequently, employees may prefer to retain their Underwater Options and, accordingly, it is not possible, to predict how many employees will participate or how many options will be tendered.

        2. Eligible Employees.  The Option Exchange Program will only be open to employees (including executive officers) who hold Underwater Options. As of January 9, 2009, approximately 212 employees would have been eligible to participate in the Option Exchange Program. Non-employee members of the Board of Directors of the Company will not be permitted to participate in the Option Exchange Program.

        3. Eligible Options.  The options eligible for exchange under any exchange offer made pursuant to the Option Exchange Program will be the outstanding non-qualified and incentive stock options granted to Employees by the Company under the 1994 Plan, the 2004 Plan and the 2007 Plan that are Underwater Options, based on the fair market value of the Company’s common stock as of a date specified by the terms of the exchange offer, which will not be more than ten business days prior to the exchange offer.

        4. Exchange Ratio.  Each Underwater Option tendered for exchange will be exchanged for a new Exchange Grant such that the Exchange Grant (regardless of whether it is an option, restricted stock award or restricted stock unit) will have a value equal to the value of the tendered option (in accordance with a generally accepted option valuation method discussed below), based on the fair market value of the Company’s common stock as of the exchange. Exchange ratios will vary based on the exercise price and remaining term of the tendered option, as well as the fair market value of the Company’s common stock used for purposes of the valuation. The Board of Directors will determine the appropriate exchange ratio for any exchange offer under the Option Exchange Program.

        5. Exercise Price of New Options.  Any new option issued pursuant to the Option Exchange Program as an Exchange Grant will have an exercise price not less than the fair market value of the Company’s common stock as of the new grant date.

        6. Vesting of New Options.  The Exchange Grant will be vested and will continue to vest to the same extent and proportion as the tendered options.

        7. Term of New Options.  Any new option issued pursuant to the Option Exchange Program as an Exchange Grant will have the same expiration date as the option tendered for exchange.

        8. Other Terms and Conditions of the Exchange Grant.  The other terms and conditions of each new Exchange Grant will be governed by the terms of the 2007 Plan.

        9. Reduction of Overhang.  The proposed Option Exchange Program is designed to help reduce the Company’s existing overhang and the potential dilutive effect on shareholder. In addition, shares underlying options tendered for exchange under the 1994 Plan, the 2004 Plan and the 2007 Plan shall not be available for future issuance under such Plans or the 2007 Plan, except to the extent they are issuable upon exercise of new options issued in exchange therefor.

        10. Implementation of the Option Exchange Program.  If shareholders approve the Option Exchange Program, employees will be offered the opportunity to participate in the Option Exchange Program under one or more offers to exchange filed with the SEC and distributed to all employees holding Underwater Options. No option eligible for exchange pursuant to a consummated offer to exchange, and no new Exchange Grant granted pursuant to the Option Exchange Program, may be tendered pursuant to any subsequent offer to exchange made pursuant to the Option Exchange Program. Employees will be given a period of at least 20 business days in which to accept an offer. For those employees who accept the offer, their Underwater Options will be cancelled immediately upon expiration of the offer period and new Exchange Grants will be granted and documents distributed promptly thereafter. The Option Exchange Program and any exchange offer thereunder may be commenced, if at all, and terminated at the discretion of the Board of Directors.

        11. U.S. Federal Income Tax Consequences.  The Company expects that each option exchange offer pursuant to the Option Exchange Program will be treated as a non-taxable event for U.S. federal income tax purposes. Consequently, no income should be recognized for U.S. Federal income tax purposes by the Company upon the cancellation of the existing options or the grant of the Exchange Grant. If the Exchange Grant consists of options only, the exchange will be treated as a non-taxable event for U.S. federal income tax purposes; however, if the Exchange Grant consists of restricted stock awards or restricted stock units that are at least partially vested (because the option exchanged is at least partially vested), the employees will incur income taxes on the vested portion of the restricted stock award or restricted stock unit.

        12. Option Pricing Model. It is expected that the Black-Scholes option pricing model will be used as the generally accepted option valuation method if the Exchange Grant consists of new options. If the Exchange Grant consists of restricted stock awards or restricted stock units, the surrendered options will be valued using the Black-Scholes option pricing method and the restricted stock awards or restricted stock units granted in exchange will be determined based on fair market value of the Company’s common stock at the time of the exchange.

Resolution

        In order to permit the Company to implement the Option Exchange Program in compliance with applicable Nasdaq rules, the 2004 Plan and the 2007 Plan, the Board of Directors seeks the following resolution approved by a majority of the shareholders of the Company as follows:

“RESOLVED, notwithstanding any other provision of the 1994 Plan, the 2004 Plan and the 2007 Plan to the contrary, the Company, by action of the Board of Directors, may effect an option exchange program (the “Option Exchange Program”), to be commenced through one or more option exchange offers prior to September 30, 2009, provided that in no event may more than one offer to exchange be made for any outstanding option. Under any option exchange offer, Eligible Employees will be offered the opportunity to exchange Eligible Options (the “Surrendered Options”) for new exchanged grants (the “Exchange Grants”), as follows: (1) each Exchange Grant shall have a “value”(determined in accordance with a “Generally Accepted Option Valuation Method” as of the date of exchange) equal to the value of the Surrendered Option; (2) the Board of Directors shall determine an exchange ratio for the Option Exchange Program consistent with the foregoing pursuant to which (a) each Exchange Grant, if it is an option, shall represent the right to purchase fewer shares than the Surrendered Option, (b) each Exchange Grant, if it is a restricted stock award or restricted stock unit, shall represent fewer shares than the number of shares underlying the Surrendered Option, (c) the per share exercise price of each Exchange Grant, if it is an option, shall be not less than the fair market value of a share of Common Stock on the date of issuance of the Exchange Grant and (d) the Exchange Grant, if it is a restricted stock award or restricted stock unit, will be granted at the fair market value of the Company’s common stock at the time of the exchange; (3) each Surrendered Option or portion thereof that is fully vested shall be exchanged for an Exchange Grant or portion thereof that is fully vested, and each Surrendered Option or portion thereof that is unvested shall be exchanged for an Exchange Grant or portion thereof with a vesting schedule that is the same as the Surrendered Option; and (4) each Exchange Grant, if it is an option, shall have the same expiration date as the Surrendered Option. All other terms of each Exchange Grant shall be governed by the 2007 Plan. “Eligible Employees” means employees of the Company, including executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended). “Eligible Options” means any option granted under the 1994 Plan, the 2004 Plan and the 2007 Plan where, as of a date specified by the terms of any exchange offer (which date shall be not more than ten business days prior to any exchange offer), the fair market value per share of the shares of Common Stock underlying the Eligible Option is less than the per share exercise price of the Eligible Option. Subject to the foregoing, the Board of Directors shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program that they deem necessary or advisable. “Generally Accepted Option Valuation Method” means the Black-Scholes pricing model, unless otherwise determined by the Board of Directors.”

Exchange Grant Benefits

        The benefits that will be received by or allocated to employees under the Option Exchange Program are not currently determinable because the exchange ratio has not been established.

Vote Required

        To be approved, this proposal must receive the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION
CONTAINED IN PROPOSAL NO. 2.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        Grant Thornton LLP has been appointed by the Audit Committee to continue as the Company’s independent registered public accountants for the Company’s fiscal year ending September 30, 2009. Ratification of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of independent registered public accountants is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of independent registered public accountants.

        A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

FEES BILLED BY GRANT THORNTON LLP

Audit and Non-Audit Fees

        The following table presents fees billed by Grant Thornton LLP for professional services rendered for the fiscal years ended September 30, 2008 and 2007.

	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$853,824	$847,362
Audit-Related Fees (2)	--	--
Tax Fees (3)	--	--
All Other Fees (4)	--	--

Total	$853,824	$847,362

(1)	Audit Fees consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated annual financial statements and of its internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

        The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when it is necessary to expedite services. The independent registered public accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date. None of the services rendered by the independent registered public accountants were rendered pursuant to the de minimis exception established by the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF GRANT THORNTON LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executive officers and members of the Board is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the Named Executive Officers (as defined in the Summary Compensation Table) are similar to those provided to all other executive officers.

Compensation Objective and Philosophy

        The objective of our compensation program is to provide a total compensation package that will enable us to:

  attract, motivate and retain outstanding employees, including Named Executive Officers;
  align the financial interests of our employees, including our Named Executive Officers, with the interests of our shareholders;
  provide incentives for superior company and individual Named Executive Officers performance; and
  encourage each Named Executive Officer to have a stake in our long-term performance and success.

        To achieve this objective, the Compensation Committee has designed a compensation philosophy that seeks to combine “fixed” forms of compensation such as base salaries and certain other perquisites and ancillary benefits with “at-risk” forms of compensation such as performance-based cash bonuses and long-term equity incentive awards. In particular, the Compensation Committee believes that paying “fixed” forms of compensation that are competitive relative to our Compensation Peer Group (as defined below) helps to ensure that we maintain our ability to attract, motivate and retain individuals of superior ability and managerial talent in key positions. Likewise, the Compensation Committee believes that awarding “at-risk” forms of compensation helps to further align our employees’ interests with those of our shareholders by providing incentives for superior performance relative to established goals, while also encouraging employees to value our long-term performance. Thus, our compensation program allows us to reward short-term achievement of objectives and to foster long-term participation in our success.

        We utilize four basic categories of compensation. First, we set base salaries at levels designed to attract and retain qualified executives based on their levels of experience relevant to our business. Second, we offer performance-based cash bonuses meant to reward achievement of certain key financial and operational goals. Third, we grant long-term equity incentive awards, which vest over time, to encourage sustained loyalty and performance and to foster in each executive a sense of ownership and shared purpose. Finally, we offer ancillary benefits that the Compensation Committee has determined to be widely offered within our Compensation Peer Group.

        To date, the Compensation Committee has not established any formal policy or target for the relative balance of “fixed” and “at-risk” compensation. The mix of these types of compensation is evaluated on a case-by-case basis. For example, the Chief Executive Officer of the Company, Mr. Thompson, has never received “at risk” compensation because he is a significant shareholder in the Company and has declined this form of compensation.

Process for Setting Executive Compensation

        The Compensation Committee understands that we compete with many companies for top executive-level talent. Accordingly, the Compensation Committee strives to implement compensation packages for our executive officers that are competitive with total compensation paid to similarly situated executives of the companies comprising what we refer to as our “Compensation Peer Group”. The members of this Compensation Peer Group may vary depending on the nature of the executive role being considered, as the Compensation Committee may deem it appropriate in the case of certain executive roles to refer to the practices of similarly situated companies within the semiconductor industry and in the case of other executive roles to refer more generally to the practices of companies similar to ours in terms of size, location, operations, etc. In addition to comparing compensation levels to the appropriate Compensation Peer Group, the Compensation Committee also determines the appropriate metrics that will be used to define the various performance goals underlying certain elements of the “at-risk” compensation we offer.

        Ultimately, the Compensation Committee makes all compensation decisions for our executive officers. Often, these decisions will be based on data obtained by the Compensation Committee from relevant compensation surveys and other public sources, as well as individual performance, internal comparables and other related factors as deemed appropriate by the members of the committee. In addition, from time to time, the Compensation Committee may solicit the input of our Chairman and Chief Executive Officer, Mr. Thompson, with respect to executive compensation matters.

Executive Compensation Components

        The following discussion further describes the components and mix of compensation we pay to our executive officers, as well as how we generally determine the amount of each component. It also explains how each component of compensation fits into our overall compensation objectives and affects decisions regarding other components of compensation. This discussion and analysis should be read together with the Summary Compensation Table (and the related narrative disclosure for the table) that appears directly following this Compensation Discussion and Analysis.

        As referenced above, the principal components of compensation for our executive officers are:

  base salary;
  performance-based cash bonuses;
  long-term equity incentive awards; and
  ancillary benefits.

Base Salary

        We provide our executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility, with appropriate reference to market data from the Compensation Peer Group.

        During its review of base salaries for executive officers for fiscal 2008, the Compensation Committee primarily considered:

  peer data obtained from public sources;
  the results of its own internal review and appraisal of the executive's compensation, both individually and relative to other executive officers; and
  the individual performance and responsibility of the executive.

        Base salary levels are considered annually as part of our performance review process, as well as upon a promotion or other material change in job responsibility. Changes in base salary levels may be merit-based or circumstance-based as determined appropriate by the Compensation Committee. In reviewing market data, the Compensation Committee considered the surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the RDG Semiconductor Composite Index used in the Stock Performance Graph. In reviewing individual executive performance, the Compensation Committee considered factors including decision-making skills, business and financial acumen, ability to drive results, and the executive’s overall performance in his or her role.

        As a result of recent economic conditions, commencing in January 2009, the executive officers of the Company voluntarily have taken reductions in salary of between 25% and 60% until economic circumstances justify a reinstatement of their compensation.

Performance-Based Cash Incentive Compensation

        Cash bonuses periodically are granted to executive officers on the basis of subjective criteria, including the performance of the Company and the individual. In addition, there is an Executive Bonus Plan (the “Plan”) that currently applies only to our President and Chief Operating Officer, Mr. Murphy, which provides for the payment of annual cash incentive awards based on the achievement of certain performance criteria. The Plan is administered by the Compensation Committee. Sales revenue is the principal measure used under the Plan to determine cash awards. However, the Compensation Committee may also increase or decrease the award based on its evaluation of other criteria specified in the Plan. There was no award made to Mr. Murphy under this Plan for the fiscal year ended September 30, 2008.

Long-Term Equity Incentive Compensation

        Long-term equity incentive compensation is another key component of our “at-risk” compensation package. Whereas performance-based cash compensation ultimately ties individual success to predefined corporate performance targets, the value of long-term incentive compensation is even more directly related to the value created for our shareholders in the form of appreciating stock prices.

        Grants of equity-based awards are made to Named Executive Officers and other eligible employees based upon performance criteria of both the individual and the Company. When making equity award decisions, the Compensation Committee considers market data relating to the Compensation Peer Group, the grant size, the forms of long-term equity compensation available to it under existing plans, the status of awards granted in previous years, our performance, the value of the specific position to us and individual performance criteria. Existing ownership levels are not a factor in award determination, as the Compensation Committee wants to encourage executives to hold our stock in order to achieve alignment between management and shareholders’ interests. All long-term equity incentive compensation awards are currently granted pursuant to our 2007 Stock Incentive Plan.

Other Ancillary Benefits.

        We provide the Named Executive Officers and other employees with perquisites and other ancillary benefits that the Compensation Committee believes are consistent with its objectives and philosophy set forth above. A description of these perquisites and other ancillary benefits, which the Compensation Committee periodically reviews and adjusts as deemed necessary, is set forth below.

        Life and Long Term Disability Insurance: All of our Named Executive Officers and other executive officers in the United States are enrolled in our group life and disability insurance plans. All executive participants are entitled to a benefit under the group life insurance plan equal to their annual base salary in effect on the date of death, up to a maximum benefit of $300,000. The long term disability plan provides a monthly benefit to executive officers in the event of disability of 60% of the participant’s annual base salary up to a maximum monthly amount of $6,000.

        On February 15, 2006, the Board of Directors adopted the Semitool, Inc. Supplemental Executive Health Plan (the “Plan”). The purpose of the Plan is to provide designated executive participants and their beneficiaries with certain accident and health care benefits. Currently, the two participants are the Chief Executive Officer, Mr. Thompson, and the President and Chief Operating Officer, Mr. Murphy. The Plan is intended to qualify as fully insured under a policy of accident and health insurance, and not to be treated as a “self-insured medical reimbursement plan” under Internal Revenue Code Section 105(h)(6). The Plan is intended to meet all other applicable requirements of ERISA and the Internal Revenue Code. The insurance policy described in the Plan provides for the reimbursement of certain health care expenses not covered by the Semitool Health Benefit Plan up to a maximum of $50,000 per annum for each participant.

        Tax and Accounting Implications: As part of its role in developing and overseeing our compensation programs, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the Named Executive Officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to stay within the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to us and our shareholders of the tax benefits that we would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

        The Compensation Committee also considers the accounting effect that each compensation component may have on the Company and recipients of the relevant compensation (for example, restricted stock or cash bonuses). When determining the appropriate compensation component, the Compensation Committee’s goal is to consider the relative cost of the component from an accounting standpoint along with its potential benefit as a compensation tool.

Chief Executive Officer Compensation

        The Company’s Chief Executive Officer is Raymon F. Thompson. The compensation of the Chief Executive Officer is reviewed annually. Mr. Thompson’s base salary for the fiscal year ended September 30, 2008 was $380,000. Mr. Thompson’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Thompson’s base salary has voluntarily been reduced by approximately 60% commencing in December 2008 as a result of recent adverse economic conditions, and is expected to be reinstated when economic circumstances permit.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

        The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with the company’s management. Based on our review and discussions, the Compensation Committee has recommended to the Company’s Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Howard E. Bateman, Chairman
Donald P. Baumann

EXECUTIVE COMPENSATION

        The following tables set forth certain compensation information for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for the fiscal year ended September 30, 2008.

Summary Compensation Table

        The following table sets forth certain information concerning compensation of each Named Executive Officer during the fiscal year ended September 30, 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Raymon F. Thompson	2008	373,681	--	--	--	238,189 (2)	611,870
Chairman of the Board	2007	361,014	--	--	--	213,828 (2)	574,842
and Chief Executive Officer
Larry E. Murphy	2008	413,016	--	165,385	269,183	64,414 (3)	911,998
President and	2007	399,015	--	--	268,448	55,181 (3)	722,644
Chief Operating Officer
Timothy C. Dodkin	2008	325,598	--	7,036	17,477	63,629 (4)	413,740
Executive Vice President	2007	304,012	--	--	26,972	100,655 (4)	431,639
Larry A. Viano	2008	196,674	40,000	35,179	19,070	17,199 (5)	308,122
Vice President and	2007	190,007	--	--	23,908	42,220 (5)	256,135
Chief Financial Officer
Herbert Oetzlinger	2008	216,798	--	20,237	10,927	319,629 (6)	567,591
Vice President, Sales

(1)	The amount shown is the expense recognized in the Company’s financial statements, without any reduction for risk of forfeiture, under Statements of Financial Accounting Standards (SFAS) No. 123(R) “Share-Based Payment” SFAS 123(R) for each officer’s outstanding restricted stock and stock options. Assumptions used in determining the fair values of the option awards are set forth in the “Employee Benefit and Stock Option Plans” footnote of the Company’s financial statements included in its annual report on Form 10-K for fiscal 2008 and 2007, which is incorporated herein by reference.

(2)	Represents amounts paid by the Company on behalf of Mr. Thompson as follows: (i) $4,703 in fiscal 2008 and $4,605 in fiscal 2007 for Health, Life and Long Term Disability Insurance, (ii) $7,750 in fiscal 2008 and $7,500 in fiscal 2007 in matching contributions to Mr. Thompson’s account under the Company’s qualified 401(k) plan and (iii) $225,736 in fiscal 2008 and $201,723 in fiscal 2007 for incremental cost incurred by the Company for the personal use of the corporate aircraft on behalf of Mr. Thompson.

(3)	Represents amounts paid by the Company on behalf of Mr. Murphy as follows: (i) $4,703 in fiscal 2008 and $4,605 in fiscal 2007 for Health, Life and Long Term Disability Insurance, (ii) $7,750 in fiscal 2008 and $7,500 in fiscal 2007 in matching contributions to Mr. Murphy’s account under the Company’s qualified 401(k) plan and (iii) $5,663 in fiscal 2008 and $9,914 in fiscal 2007 as a car allowance, (iv) $7,243 in fiscal 2008 and $33,162 in fiscal 2007 for Supplemental Executive Health Benefits paid by the Company on behalf of Mr. Murphy and (v) $39,055 in fiscal 2008 for personal payroll taxes paid by the Company for Stock Award to Mr. Murphy.

(4)	Represents amounts paid by the Company on behalf of Mr. Dodkin as follows: (i) $6,389 in fiscal 2008 and $4,605 in fiscal 2007 for Health, Life and Long Term Disability Insurance, (ii) $7,750 in fiscal 2008 and $7,500 in fiscal 2007 in matching contributions to Mr. Dodkin’s account under the Company’s qualified 401(k) plan, (iii) $7,901 in both fiscal 2008 and fiscal 2007 as a car allowance, (iv) $38,351 in fiscal 2008 and $42,734 in fiscal 2007 as a foreign exchange benefit realized on Mr. Dodkin’s salary as converted from U.S. Dollars into Great Britain Pounds, (v) $37,850 as reimbursement of IRS Code Section 409(A) penalties in fiscal 2007 and (vi) $2,474 in fiscal 2008 and $65 in fiscal 2007 categorized as miscellaneous.

(5)	Represents amounts paid by the Company on behalf of Mr. Viano as follows: (i) $4,703 in fiscal 2008 and $4,605 in fiscal 2007 for Health, Life and Long Term Disability Insurance, (ii) $7,750 in fiscal 2008 and $7,500 in fiscal 2007 in matching contributions to Mr. Viano’s account under the Company’s qualified 401(k) plan, (iii) $4,746 in fiscal 2008 and $4,650 in fiscal 2007 as a car allowance, (iv) $25,000 as a payout of excess accumulated vacation hours in fiscal 2007 and (v) $465 as reimbursement of IRS Code Section 409(A) penalties in fiscal 2007.

(6)	Represents amounts paid by the Company on behalf of Mr. Oetzlinger as follows: (i) $1,551 for Health Insurance, (ii) $17,980 for contribution accrual to Mr. Oetzlinger’s Austrian Pension Agreement, (iii) $17,788 as a car allowance, (iv) $278,094 in accrued commissions and (v) $4,216 categorized as miscellaneous.

Grants of Plan-Based Awards Table

        The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended September 30, 2008. Raymon F. Thompson, the Company’s Chief Executive Officer did not receive any plan-based awards in fiscal 2008.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Larry E. Murphy	10/19/2007	20,000		--	--	181,800
	05/19/2008	20,000	(3)	--	--	169,600
Timothy C. Dodkin	10/19/2007	2,000		--	--	18,180
Larry A. Viano	10/19/2007	10,000		--	--	90,900
Herbert Oetzlinger	01/31/2008	9,000		--	--	79,020

(1)	Represents service-based restricted stock and restricted stock unit awards in fiscal 2008 under the 2007 Stock Incentive Plan (2007 Plan). The restricted stock and restricted stock units vest in four equal installments over a four year period from the date of the grant with 20% vesting on effective date of the award.

(2)	The amount shown for restricted stock and restricted stock unit awards is based solely on the fair value of the Company’s common stock as of the date of the grant, in accordance with SFAS 123(R), disregarding any assumptions as to estimated forfeitures based on continued service.

(3)	This award vested 50% on the date of the restricted stock grant and the remaining 50% will vest in four equal installments over a four year period from the date of the grant.

Outstanding Equity Awards Table

        The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of September 30, 2008. No equity awards have been granted to Raymon F. Thompson, the Company’s Chief Executive Officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Larry E. Murphy	85,000	15,000	10.55	06/03/14
	32,000	8,000	7.03	09/27/14
	45,000	15,000	7.67	11/01/14
					26,000 (3)	212,680
Timothy C. Dodkin	30,000	--	8.15	09/21/11
	40,000	--	8.73	10/02/11
	40,000	--	3.98	04/15/13
	5,500	4,500	7.90	10/10/15
					1,600 (4)	13,088
Larry A. Viano	4,000	--	7.22	01/06/10
	5,000	--	9.88	02/27/11
	20,000	--	3.98	04/15/13
	8,250	6,750	7.90	10/10/15
					8,000 (4)	65,440
Herbert Oetzlinger	20,000	--	8.69	10/17/10
	10,000	--	9.26	01/29/12
	20,000	--	3.98	04/15/13
	3,000	2,000	7.95	09/30/15
					9,000 (5)	73,620

(1)	All options vest quarterly over a five-year period from the grant date of the award. All option awards expire ten years from the date of grant.

(2)	The market value was determined by multiplying the number of shares shown in the table by $8.18 which was the closing market price on September 30, 2008, the last trading day of the fiscal year. Vesting is subject to continued employment with the Company.

(3)	The unvested stock awards consist of the following restricted stock awards: 16,000 shares granted on October 19, 2007 of which 4,000 shares vest annually on November 19, 2008 through November 19, 2011 and 10,000 shares granted on May 19, 2008 of which 2,500 shares will vest annually on June 19, 2009 through June 19, 2012.

(4)	The unvested awards consist of restricted stock granted on October 19, 2007 which vests in equal tranches on an annual basis on November 19, 2008 through November 19, 2011.

(5)	The unvested awards consist of restricted stock units granted on January 31, 2008 which vest in equal tranches on an annual basis on November 19, 2008 through November 19, 2011.

Option Exercises and Stock Vested Table

        The following table sets forth certain information concerning all exercises of stock options and vesting of restricted stock for each Named Executive Officer during the fiscal year ended September 30, 2008. There are no stock option exercises or restricted stock vesting for Raymon F. Thompson as none of his compensation is stock-based.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Larry E. Murphy	--	--	14,000	115,500
Timothy C. Dodkin	110,000	448,103	400	3,420
Larry A. Viano	20,000	60,152	2,000	17,100
Herbert Oetzlinger	13,000	31,573	1,000	8,080

(1)	The value realized is calculated by multiplying the difference between the market price of the underlying securities at exercise and the exercise price of the options by the number of shares for which the option was exercised.

(2)	The value realized equals the closing price of the Company’s Common Stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change-in-Control

        There are no contractual arrangements with any Named Executive Officer to pay any amounts to that individual in the event of a change in control of the Company. Mr. Murphy’s employment offer obligates the Company to pay him six months of gross salary (excluding bonuses and other compensation) in the event he is terminated, unless the termination is the result of misconduct. There are no other contractual arrangements with any Named Executive Officer related to payments required to be made in the event of a termination of employment.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

Review with Management

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussions with Independent Registered Public Accountants

        The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP their independence from the Company and Company management.

        The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

        The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.  The Committee held six meetings during fiscal year 2008.

Conclusion

        Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2008 for filing with the SEC.

                                        MEMBERS OF THE AUDIT COMMITTEE

                      Steven C. Stahlberg, Chairman
Daniel J. Eigeman
Charles P. Grenier

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board). The following were reportable transactions and relationships that occurred or were entered into since the beginning of fiscal year 2008 between the Company and certain affiliated parties:

        During the fiscal year ended September 30, 2008, the Company leased three (3) airplanes and an aircraft hangar from limited liability companies wholly-owned by our Chairman and Chief Executive Officer, Mr. Thompson. Under these lease agreements, the Company made rental payments aggregating $2,389,200 during the fiscal year ended September 30, 2008. Mr. Thompson has access to the aircraft for personal use and any such use of the aircraft by Mr. Thompson is shown as additional compensation to him in the Summary Compensation Table based on the incremental cost to the Company for such use. For the fiscal year ended September 30, 2008, the additional compensation to Mr. Thompson for such use was $225,736 (See “Summary Compensation Table”).

        The Company’s current lease payments aggregate $199,100 per month. The lease terms are month-to-month. The terms of the lease agreements were based on comparable information on lease rates received from independent aircraft leasing dealers and finance entities for similar aircraft. The Company believes that these lease agreements are on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

SHAREHOLDER PROPOSALS

        Requirements for Shareholders Proposals to be brought before an Annual Meeting. To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2010, a shareholder proposal must be received by Mr. Richard Hegger, General Counsel and Secretary, 655 West Reserve Drive, Kalispell, Montana 59901, not before December 7, 2009 and no later than January 7, 2010.

        Requirements for Shareholders Proposals to be considered for inclusion in the Company’s Proxy Material. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company’s 2010 annual meeting of shareholders must be received by the Company not later than November 7, 2009 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

SHAREHOLDER NOMINATIONS FOR DIRECTOR

        Pursuant to the Company’s Articles of Incorporation, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting, or (2) the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

        Such shareholder’s notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

OTHER MATTERS

        Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 2008, all Reporting Persons complied with all applicable Section 16(a) filing requirements except in respect of Mr. Herbert Oetzlinger, Vice President, Sales, who filed a Form 3 on March 7, 2008 which inadvertently did not include 9,000 Restricted Stock Units which were granted on January 31, 2008.

PAPER COPIES OF PROXY AND ANNUAL REPORT ON FORM 10-K

        Upon written request to the Corporate Secretary, Semitool, Inc., at 655 West Reserve Drive, Kalispell, Montana 59901, the Company will provide without charge to each person solicited a paper copy of this Proxy Statement, the proxy card and the Company’s 2008 Annual Report on Form 10-K.

By Order of the Board of Directors, /s/Raymon F. Thompson —————————————— Raymon F. Thompson Chairman of the Board and Chief Executive Officer

[FORM OF FRONT OF PROXY CARD]

REVOCABLE PROXY
SEMITOOL, INC.
ANNUAL MEETING OF SHAREHOLDERS
Date: March 5, 2009
Time: 2:30 p.m.
This proxy is solicited on behalf of the Board of Directors

RAYMON F. THOMPSON and LARRY A. VIANO, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Semitool, Inc. (the “Company”), to be held on March 5, 2009, and any adjournment or postponement thereof.

BOARD OF DIRECTORS’ RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of all nominees for director listed on the reverse side hereof, FOR the approval of a stock option exchange program for employees and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2009.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR
INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

SEMITOOL, INC. —ANNUAL MEETING, DATE: March 5, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5700

You can vote in one of three ways:

1. Call toll free 1-866-242-2542 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at https://www.proxyvotenow.com/smtl and follow the instructions.
or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[FORM OF BACK OF PROXY CARD]

Revocable Proxy
SEMITOOL, INC.

Annual Meeting of Shareholders
      March 5, 2009

                                                         Withhold    For All
                                                For       All           Except
1. To elect:                             [   ]        [   ]              [   ]

Nominees: (01) Raymon F. Thompson,
  (02) Howard E. Bateman, (03) Donald P. Baumann,
  (04) Timothy C. Dodkin, (05) Daniel J. Eigeman,
  (06) Charles P. Grenier, (07) Steven C. Stahlberg and
  (08) Steven R. Thompson

INSTRUCTION: To withhold authority to vote for any
nominee(s), mark "For All Except" and write that nominee(s')
name(s) or number(s) in the space provided below.

_________________________________________________

Please be sure to date and sign
this instruction card in the box below.	Please mark as [ X ]
                                                                                      indicated in this
                                                                                      example

                                                                                             For   Against   Abstain
2. To approve a stock option exchange program for     [   ]        [   ]          [   ]
    employees.

                                                                                              For   Against   Abstain
3. To ratify the appointment of Grant Thornton LLP as    [   ]       [   ]          [   ]
    the Company's independent registered public
    accountants for the fiscal year ending September 30, 2009.

   The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 listed above.
    Mark here if you plan to attend the meeting                                   [   ]

    Mark here for address change and note change          [   ]

    __________________________________________________________
    __________________________________________________________
    __________________________________________________________

Please sign exactly as your name(s) appear(s) hereon.

Date

Sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., March 5, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., March 5, 2009: 1-866-242-2542	Vote by Internet anytime prior to 3 a.m., March 5, 2009 go to https://www.proxyvotenow.com/smtl

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/5700

Your vote is important!